UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 1, 2022
MYR GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	1-08325	36-3158643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12150 East 112th Avenue
Henderson,	CO	80640
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:  (303) 286-8000
None
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MYRG	The Nasdaq Stock Market, LLC
(Nasdaq Global Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 7.01 Regulation FD Disclosure.
On March 1, 2022, MYR Group Inc. (“MYR”) posted presentation materials on the investor relations section of MYR’s website at https://investor.myrgroup.com/news-events/presentations. Members of MYR’s management may use all or portions of these materials from time to time during the quarter ending March 31, 2022 in meetings with or when making presentations to the investment community, current or potential stakeholders and others. The presentation materials are furnished herewith as Exhibit 99.1 and 99.2.
The information contained in the presentation materials is summary information that should be considered in the context of MYR’s filings with the Securities and Exchange Commission and other public announcements that MYR may make by press release or otherwise from time to time.
This information is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d) The following exhibit is being furnished with this Current Report on Form 8-K.

99.1	MYR Group Inc. Investor Financial Snapshot as of December 31, 2021.
99.2	MYR Group Inc. Investor Presentation 2021 Fourth Quarter dated February 2022.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYR GROUP INC.

Dated: March 1, 2022	By:	/s/ BETTY R. JOHNSON
		Name:	Betty R. Johnson
		Title:	Senior Vice President and Chief Financial Officer